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                                 PRESS RELEASE

                     NAUGATUCK VALLEY FINANCIAL CORPORATION
                          ANNOUNCES CASH DIVIDEND AND
                              ANNUAL MEETING DATE


Contact: John C. Roman
         President and Chief Executive Officer
         Naugatuck Valley Financial Corporation
         (203) 720-5000

Naugatuck, Connecticut - January 17, 2007 - The Board of Directors of Naugatuck Valley Financial Corporation (NASDAQ Global Market: "NVSL") has declared a cash dividend for the quarter ended December 31, 2006, of $.05 per share to stockholders of record on February 5, 2007. Payment of the cash dividend will be made on or about March 1, 2007.

The Board of Directors also has announced that the Naugatuck Valley Financial Corporation Annual Meeting of Stockholders will be held on Thursday, May 3, 2007.

Naugatuck Valley Financial Corporation is the holding company for Naugatuck Valley Savings and Loan and is headquartered in Naugatuck, Connecticut. Naugatuck Valley Savings and Loan operates nine offices in Naugatuck, Beacon Falls, Shelton, Derby, Seymour, Waterbury, Southford and Cheshire Connecticut.